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                                                                   EXHIBIT 10.5


                                 AMENDMENT NO. 1
                                       TO
                        DEVELOPMENT AND SUPPLY AGREEMENT

          This Amendment No. 1, effective as of December 22, 2000, is to that certain Development and Supply Agreement (the "Agreement"), dated as of January 5, 2000, by and between MacroPore, Inc., a Delaware corporation ("MacroPore") and Medtronic, Inc. ("Medtronic"), a Minnesota corporation.

          WHEREAS, MacroPore and Medtronic desire to amend the Agreement as set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, hereby agree as follows:

     1. Section 6.1 (Prices) of the Agreement shall be deleted in its entirety and the following inserted in its place.

                  "Section 6.1)     PRICES.

                   (a) Unless and until otherwise mutually agreed upon by the parties in writing, the purchase price per unit of Developed Products to Medtronic (the "Transfer Price") under this Agreement shall be based on the price list in effect at the time of receipt of the order (the "Price List") to be set forth on Exhibit B to this Agreement. The Price List shall be reviewed by MacroPore and Medtronic on the six month anniversary of the date of the initial Price List and every six months thereafter, with any changes to the Price List to take effect upon delivery of the revised Price List to Medtronic. New Developed Products may be added to the Price List at any time by 30 day prior written notice to Medtronic. In the event MacroPore and Medtronic's review of the Price
                            List results in a change to the Transfer Price for any of the Developed Products on the Price List, all such changes will apply to the Transfer Price of future sales and shall not be applied retroactively to previous sales of that Developed Product to Medtronic. Separate Transfer Prices will be established for sales in the United
                            States and for sales in the international market.
                             The prices for customized products are not
                            included in the Price List but shall be
                            determined in accordance with Section 5.8 herein.

                   (b) MacroPore will establish the Price List (i) for Developed Products that are [***********] based on [***]of the

   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS MARKED AS [***].

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                            estimated average selling price per unit for each
                            Product, excluding any sales, use or excise tax, freight, duty or insurance included therein and
                            (ii) for Developed Products that are
                            [*************] based on [***] of the estimated average selling price per unit for each Product, excluding any sales, use or excise tax, freight, duty or insurance included therein; provided that in no event shall the Transfer Price for any Developed Product be less than [***] of MacroPore's per unit direct cost of manufacturing.

                   (c) If Medtronic sells the Developed Product as part of a packaged combination of products or instruments, then Medtronic's sale price of the Developed product shall equal either (i) the respective average net selling price during such period of the same type of Developed Product sold individually, or (ii) the average net selling price during such period for a comparable product (if the same type of Developed Product is not sold individually).

                   (d) Medtronic and MacroPore agree to keep accurate written records sufficient in detail to enable Medtronic's average selling price and MacroPore's direct cost of manufacturing, respectively, of Developed Products to be determined and verified.
                             Such records for a particular quarter shall be
                            retained for a period of not less than three years. Upon reasonable notice and during regular business hours, each party shall from time to time (but no more frequently than once annually) make available such records for audit at the other party's expense by independent representatives selected by such other party to verify the accuracy of the reports provided to such other party. Such representatives shall execute a suitable confidentiality agreement reasonable acceptable to the party whose records are being audited prior to conducting such audit. Such representatives may disclose to such other party only their conclusions regarding the accuracy and completeness of records related thereto, and shall not disclose confidential business information to such other party without the prior written consent of Medtronic.

     2. The Agreement will be amended by inserting Exhibit B immediately after Exhibit A to the Agreement as soon as Exhibit B becomes available.

     3. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

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     4. This Amendment No. 1 and the Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements and undertakings, oral or written, concerning the subject matter hereof. This Agreement may not be changed or terminated orally, and may only be changed or terminated by a writing signed by the party against whom such change or termination is sought.

     5. This Amendment No. 1 may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                              *  *  *  *  *

     IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties as of the date first set forth above.

                                            MACROPORE, INC.,
                                            a Delaware corporation


                                            By:      /s/ Charles E. Galetto
                                                     -----------------------
                                            Name:    Charles E. Galetto
                                            Its:     VP - Finance


                                            MEDTRONIC, INC.,
                                            a Minnesota corporation


                                            By:      /s/ Michael D. Ellwein
                                                     -----------------------
                                            Name:    Michael D. Ellwein
                                            Its:     Vice President and Chief
                                                     Development Officer



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